                                                                    EXHIBIT 14.a

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement  on Form N-14 of our report dated  February 14, 2006,  relating to the financial  statements and financial  highlights which appear in the December 31,
2005 Annual Report to Shareholders of the American Century  Quantitative  Equity
Funds,  Inc.,  which are also  incorporated  by reference into the  Registration
Statement. We also consent to the references to us under the headings "Financial
Highlights",  "Independent  Registered  Public  Accounting  Firm" and "Financial
Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
---------------------------------------------
PricewaterhouseCoopers LLP

Kansas City, Missouri
September 27, 2006